Exhibit 8.1

Company name	Date of Establishment	Place of Establishment	Principal Activities
Beijing SouFun Network Technology Co., Ltd. (“SouFun Network”)	3/16/2006	PRC	Provision of technology, leads generation and information consultancy services

Beijing SouFun Science and Technology Development Co., Ltd. (“Beijing Technology”)	3/14/2006	PRC	Provision of marketing services, leads generation services and listing services

Beijing Fangtianxia Technology Development Co., Ltd.	8/19/2019	PRC	Provision of technology, leads generation and listing services

Xinjiang Tuo Shi Huan Yu Network Technology Co., Ltd.	11/29/2017	PRC	Provision of technology, leads generation and listing services

Beijing Tuo Shi Huan Yu Network Technology Co., Ltd. (“Beijing TuoShi”)	11/19/2010	PRC	Provision of technology, leads generation and information consultancy services

Beijing Yi Ran Ju Ke Technology Development Co., Ltd. (“Beijing Yi Ran Ju Ke”)	7/8/2011	PRC	Provision of marketing services, rental services, leads generation services and real estate agency services

Beijing Hua Ju Tian Xia Network Technology Co., Ltd. (“Beijing Hua Ju Tian Xia”)	7/25/2012	PRC	Provision of technology and information consultancy services

Beijing FTX Digital Technology Service Co., Ltd (previously known as Beijing Tianxia Dai Information service Co., Ltd.)	4/9/2014	PRC	Provision of finance information services

Shanghai SouFun Microfinance Co., Ltd. (“Shanghai SouFun Microfinance”)	1/19/2015	PRC	Provision of Microfinance services

Nanning Tian Xia Dai Microfinance Co., Ltd (“Beihai Tian Xia Dai Microfinance”)	9/12/2014	PRC	Provision of microfinance services

Shanghai BaoAn Enterprise Co., Ltd.(“Shanghai BaoAn Enterprise”)	7/27/1992	PRC	Lease, resale and management of property

Shanghai BaoAn Hotel Co., Ltd. (“ShanghaiBaoAn Hotel”)	5/9/2003	PRC	Operation and management of hotel, restaurant and other catering business

Chongqing Tian Xia Dai Microfinance Co., Ltd (“Chongqing Tian Xia Dai Microfinance”)	12/11/2014	PRC	Provision of microfinance services

Best Fang Holdings LLC	8/30/2017	United States of America	Investment holding

Best Work Holdings (New York) LLC (“Best Work”)	3/14/2011	United States of America	Investment holding